Exhibit 25.1

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM T-1

STATEMENT OF ELIGIBILITY

UNDER THE TRUST INDENTURE ACT OF 1939 OF A

CORPORATION DESIGNATED TO ACT AS TRUSTEE

      CHECK IF AN APPLICATION TO DETERMINE ELIGIBILITY OF A TRUSTEE PURSUANT TO SECTION 305(b) (2)

WELLS FARGO BANK, NATIONAL ASSOCIATION

(Exact name of trustee as specified in its charter)

A National Banking Association	94-1347393
(Jurisdiction of incorporation or organization if not a U.S. national bank)	(I.R.S. Employer Identification No.)

101 North Phillips Avenue Sioux Falls, South Dakota	57104
(Address of principal executive offices)	(Zip code)

Wells Fargo & Company
Law Department, Trust Section

MAC N9305-175

Sixth Street and Marquette Avenue, 17th Floor

Minneapolis, Minnesota 55479

(612) 667-4608

(Name, address and telephone number of agent for service)

Royal Gold, Inc.

(Exact name of obligor as specified in its charter)

Delaware	84-0835164
(State or other jurisdiction of	(I.R.S. Employer
incorporation or organization)	Identification No.)

1144 15th Street
Suite 2500
Denver, Colorado	80202
(Address of principal executive offices)	(Zip code)

Debt Securities
(Title of the indenture securities)

Item 1.	General Information. Furnish the following information as to the trustee:

(a)	Name and address of each examining or supervising authority to which it is subject.

Comptroller of the Currency

Treasury Department

Washington, D.C.

Federal Deposit Insurance Corporation

Washington, D.C.

Federal Reserve Bank of San Francisco

San Francisco, California 94120

(b)	Whether it is authorized to exercise corporate trust powers.

The trustee is authorized to exercise corporate trust powers.

Item 2.	Affiliations with Obligor. If the obligor is an affiliate of the trustee, describe each such affiliation.

None with respect to the trustee.

No responses are included for Items 3-14 of this Form T-1 because the obligor is not in default as provided under Item 13.

Item 15.	Foreign Trustee.	Not applicable.

Item 16.	List of Exhibits.	List below all exhibits filed as a part of this Statement of Eligibility.

Exhibit 1.	A copy of the Articles of Association of the trustee now in effect.*

Exhibit 2.	A copy of the Comptroller of the Currency Certificate of Corporate Existence and Fiduciary Powers for Wells Fargo Bank, National Association, dated February 4, 2004.**

Exhibit 3.	See Exhibit 2

Exhibit 4.	Copy of By-laws of the trustee as now in effect.***

Exhibit 5.	Not applicable.

Exhibit 6.	The consent of the trustee required by Section 321(b) of the Act.

Exhibit 7.	A copy of the latest report of condition of the trustee published pursuant to law or the requirements of its supervising or examining authority.

Exhibit 8.	Not applicable.

Exhibit 9.	Not applicable.

*       Incorporated by reference to the exhibit of the same number to the trustee’s Form T-1 filed as exhibit 25 to the Form S-4 dated December 30, 2005 of file number 333-130784-06.

**       Incorporated by reference to the exhibit of the same number to the trustee’s Form T-1 filed as exhibit 25 to the Form T-3 dated March 3, 2004 of file number 022-28721.

*** Incorporated by reference to the exhibit of the same number to the trustee’s Form T-1 filed as exhibit 25 to the Form S-4 dated May 26, 2005 of file number 333-125274.

SIGNATURE

Pursuant to the requirements of the Trust Indenture Act of 1939, as amended, the trustee, Wells Fargo Bank, National Association, a national banking association organized and existing under the laws of the United States of America, has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of Los Angeles and State of California on the 20th day of January, 2021.

WELLS FARGO BANK, NATIONAL ASSOCIATION

/s/ Michael Tu
Michael Tu
Vice President

EXHIBIT 6

January 20, 2021

Securities and Exchange Commission

Washington, D.C. 20549

Gentlemen:

In accordance with Section 321(b) of the Trust Indenture Act of 1939, as amended, the undersigned hereby consents that reports of examination of the undersigned made by Federal, State, Territorial, or District authorities authorized to make such examination may be furnished by such authorities to the Securities and Exchange Commission upon its request therefor.

Very truly yours,

WELLS FARGO BANK, NATIONAL ASSOCIATION

/s/ Michael Tu
Michael Tu
Vice President

Exhibit 7

Consolidated Report of Condition of

Wells Fargo Bank National Association

of 101 North Phillips Avenue, Sioux Falls, SD 57104

And Foreign and Domestic Subsidiaries,

at the close of business September 30, 2020, filed in accordance with 12 U.S.C. §161 for National Banks.

Dollar Amounts In Millions
ASSETS
Cash and balances due from depository institutions:
Noninterest-bearing balances and currency and coin	$24,941
Interest-bearing balances	206,894
Securities:
Held-to-maturity securities	182,543
Available-for-sale securities	212,761
Equity Securities with readily determinable fair value not held for trading	11

Federal funds sold and securities purchased under agreements to resell:
Federal funds sold in domestic offices	75
Securities purchased under agreements to resell	65,239
Loans and lease financing receivables:
Loans and leases held for sale	22,816
Loans and leases, net of unearned income	889,757
LESS: Allowance for loan and lease losses	19,149
Loans and leases, net of unearned income and allowance	870,608
Trading Assets	58,158
Premises and fixed assets (including capitalized leases)	11,434
Other real estate owned	164
Investments in unconsolidated subsidiaries and associated companies	13,190
Direct and indirect investments in real estate ventures	41
Intangible assets	30,581
Other assets	50,740

Total assets	$1,750,196

LIABILITIES
Deposits:
In domestic offices	$1,433,919
Noninterest-bearing	531,501
Interest-bearing	902,418
In foreign offices, Edge and Agreement subsidiaries, and IBFs	33,410
Noninterest-bearing	410
Interest-bearing	33,000
Federal funds purchased and securities sold under agreements to repurchase:
Federal funds purchased in domestic offices	882
Securities sold under agreements to repurchase	5,970

Dollar Amounts In Millions
Trading liabilities	14,059
Other borrowed money
(Includes mortgage indebtedness and obligations under capitalized leases)	47,004
Subordinated notes and debentures	12,454
Other liabilities	32,620

Total liabilities	$1,580,318

EQUITY CAPITAL
Perpetual preferred stock and related surplus	0
Common stock	519
Surplus (exclude all surplus related to preferred stock)	114,820
Retained earnings	52,468
Accumulated other comprehensive income	2,037
Other equity capital components	0

Total bank equity capital	169,844
Noncontrolling (minority) interests in consolidated subsidiaries	34

Total equity capital	169,878

Total liabilities, and equity capital	$1,750,196

I, Michael. P. Santomassimo, Sr. EVP & CFO of the above-named bank do hereby declare that this Report of Condition has been prepared in conformance with the instructions issued by the appropriate Federal regulatory authority and is true to the best of my knowledge and belief.

Michael. P. Santomassimo
Sr. EVP & CFO

We, the undersigned directors, attest to the correctness of this Report of Condition and declare that it has been examined by us and to the best of our knowledge and belief has been prepared in conformance with the instructions issued by the appropriate Federal regulatory authority and is true and correct.

Directors
Maria R. Morris
Theodore F. Craver, Jr.
Juan A. Pujadas